Exhibit 10.20

From:	BATS Global Markets, Inc
8050 Marshall Drive
Lenexa, KS 66214
United States of America

and

Omicron Acquisition Corp
Corporation Trust Center
1209 Orange Street
City of Wilmington
County of New Castle
Delaware 19801
United States of America

To:	Chi-X Europe Limited
10 Lower Thames Street
London EC3R 6AF

and

the Sellers (as defined in the Sale Agreement)

22 July 2011

Dear Sirs,

Project Gamma – Amendment Agreement to Sale Agreement

We refer to the Share Exchange and Purchase Agreement relating to the exchange, sale and purchase of shares in Chi-X Europe Limited dated 18 February 2011 and entered into between ourselves and the entities to whom this letter is addressed (the “Sale Agreement”). Capitalised terms used but not defined in this Amendment Agreement shall, unless the context dictates otherwise, have the same meaning as is given to them in the Sale Agreement.

Under clause 3.1, and paragraph 2.1 of Schedule 2 to the Sale Agreement (as originally drafted), the exchange, sale and purchase of Shares pursuant to the Sale Agreement are in all respects conditional upon, amongst other things, the OFT Condition having been fulfilled or (where expressed to be capable of being waived) waived. Following the referral of the purchase of the Company by the Purchasers to the Competition Commission and the agreement by the parties to seek to proceed with the transaction contemplated by the Sale Agreement, we now seek to confirm our agreement regarding certain matters relating to, and certain amendments which are to be made to, the Sale Agreement as set out in this Amendment Agreement.

TEL.913.815.7000 | FAX. 913.815.7119 | 8050 MARSHALL DRIVE, SUITE 120 | LENEXA, KS 66214-1585 | BATSTRADING. COM

1. Amendments to the Sale Agreement

The parties hereby agree that the following amendments shall be made to the following provisions of the Sale Agreement:

Definitions

(A)	the definition of “Company Material Adverse Change” in clause 1.1 shall be amended by:

(i)	the replacement of the semi-colon at the end of sub-paragraph (f) of that definition with a comma; and

(ii)	the addition of the following words at the end of the definition, such that those words shall qualify the entire definition:

“and it is agreed that an event (or series of events) shall not constitute a Company Material Adverse Change if that event, or the only material adverse change which results from that event, is a reduction in the Company’s Market Share to not less than 12 per cent, for a period of 20 consecutive Business Days before the satisfaction of the Competition Condition but excluding any Business Day on which one or more of the lit or dark systems which make up the IT trading platform of the Company has not been available or has been incapable of being accessed such that participants have been unable to trade on that system for a period of more than one hour during that Business Day”:

(B)	the following definitions shall be added to clause 1.1 immediately before the definition of “Completion”

“Company’s Market Share”	means, in any period, P, where:

P=A/B x 100%

and where:

A      is the aggregate value of all transactions executed in respect of Relevant Securities (as defined in Schedule 8 (Earn-out Consideration)) during that period on the multilateral trading facilities operated by the Company excluding any transaction reported to but not executed on the multilateral trading facilities operated by the Company; and

B is the aggregate value of all transactions executed in respect of Relevant Securities during that period on any Relevant

European Exchange (as defined in Schedule 8 (Earn-out Consideration)) excluding any transaction reported to but not executed on any Relevant European Exchange;

“Compensation Payment”	has the meaning given in clause 21.4:

“Competition Commission”	means the body corporate known as the Competition Commission as established under section 45 of the Competition Act 1998, as amended;

(C)	the following definition shall be added to clause 1.1 in between the definitions of “Earn-out Consideration” and “Earn-out Statement”:

“Earn-out Period”	means the period of six calendar months starting on the earlier of:

(A)   the first day of the first calendar month falling no less than 60 days after the satisfactory completion of the integration and conversion of the IT systems and technology of the Company with those of BATS Trading Limited including full accessibility and connectivity of the Company’s trading participants to BATS’ IT systems and technology; and

(B) either:

(i) if Completion takes place on or prior to 9 December 2011, 1 June 2012; or (ii) if Completion takes place after 9 December 2011, 1 July 2012;

(D)	the following definition shall be added to clause 1.1 in between the definitions of “Intellectual property” and “Investor Rights Agreement”:

“Interim Undertakings”	has the meaning given in sub-clause (C) of clause 3.3;

(E)	the definition of “Long Stop Date” in clause 1.1 shall be amended by the deletion of the words “18 July 2011” and those words shall be replaced with the words “29 February 2012”;

(F)	the following definitions shall be added to clause 1.1 in between the definitions of “Proceedings” and “Purchaser Accounts”:

“Provisional Findings Date”	means the date (if any) on which the Competition Commission publishes the Provisional Findings Report;
“Provisional Findings Report”	means the provisional findings report (if any) published by the Competition Commission on its investigation into the transaction which is the subject of this Agreement;

Conditions

(G)	the words “PROVIDED THAT any such approval (or, in circumstances where an approval has previously been withdrawn or otherwise ceased to be effective, any subsequent approval) has not been withdrawn or otherwise ceased to be effective by virtue of section 191 of FSMA or otherwise” shall be inserted before the words “and for the purposes of paragraph” in the paragraph immediately below sub-paragraph 1(B) of Schedule 2 (Conditions to Completion);

(H)	paragraph 2.1 of Schedule 2 (Conditions to Completion) shall be deleted in its entirety and replaced with the following paragraph:

“2.1	The Competition Commission having issued a report concluding that the transaction provided for by this Agreement or any part of it may not be expected to result in a substantial lessening of competition within any market or markets in the United Kingdom, whether as a result of the acceptance of any undertakings or otherwise (the “Competition Condition”).”, and all references in the Sale Agreement to the “OFT Condition” (other than in sub-clause 3.2(E)) shall be replaced by references to the “Competition Condition” and all references to the “OFT” shall be replaced by references to the “Competition Commission”;

(I)	sub-clause (A) of clause 3.2 shall be re-numbered as sub-clause (A)(i) of clause 3.2 and the following words shall be added to the end of such sub-clause:

“and the Purchasers will use all reasonable endeavours to procure that any approval granted or deemed to have be granted by the FSA in terms sufficient to fulfil the FSA Condition is not withdrawn and does not otherwise cease to be effective by virtue of section 191 of FSMA or otherwise on or prior to the Long Stop Date (or, if applicable, the Postponed Long Stop Date)”

(J)	a new sub-clause 3.2(A)(ii) shall be added after sub-clause (A)(i) of clause 3.2 as follows:

“3.2(A)(ii)	If, notwithstanding sub-clause (A)(i) above, any approval by the FSA in terms sufficient to fulfil the FSA Condition is withdrawn or otherwise ceases to be effective by virtue of section 191 of FSMA or otherwise, the Purchasers:

(a)	will use all reasonable endeavours to fulfil or procure the fulfilment of the FSA Condition as soon as reasonably practicable thereafter and, in any event, by the Long Stop Date (or, if applicable, the Postponed Long Stop Date) and will notify the Sellers in writing as soon as reasonably practicable of the satisfaction of the same; and

(b)	shall submit to the FSA, or use all reasonable endeavours to procure the submission to the FSA of, a signed Notice of Control (attaching any relevant business plan) in the Agreed Form on behalf of themselves and each Additional Notice Giver (except to the extent such Additional Notice Giver is a Seller and, in which case, such Seller shall submit the required submission to the FSA) in respect of its / their proposed acquisition of control of the Company and any other requisite applications and notifications relating to the Purchaser FSA Condition as soon as practicable thereafter.”;

(K)	the following words shall be added after the words “fulfilment of the Competition Condition” (as amended by paragraph 1(H) of this Amendment Agreement) and before the words “as soon as reasonably practicable” in “sub-clause (B) of clause 3.2:

“(including proposing, agreeing and/or accepting any conditions, obligations undertakings, modification or other remedies (“Remedies”) in order to satisfy the Competition Condition, provided that the Purchasers shall not be obliged to propose, agree or accept such Remedies where to do so would not be commercially reasonable in the context of the Combined European Operation following Completion)”;

(L)	a new sub-clause (H) shall be added to clause 3.2 as follows:

“(H)	The Company shall use its reasonable endeavours to assist the Purchasers in satisfying the Competition Condition, including promptly responding to all reasonable enquiries from the Purchasers (or their agents) relating to the investigation by the Competition Commission of the transaction which is the subject of this Agreement.”;

(M)	the following words shall be added at the end of sub-clause (C) of clause 3.3:

“and provided further that (subject to the provisions of any interim undertakings given to the Competition Commission under section 80 of the Enterprise Act 2002 (“Enterprise Act”) or any interim orders imposed by the Competition Commission under section 81 of the Enterprise Act (together “Interim Undertakings”)) (i) the Purchasers shall not and shall procure that no member of the Purchaser’s Group or their advisers shall, and (ii) the Company shall not and shall procure that its advisers shall not, respectively make any submission or material communication to the Competition Commission without the prior approval of both the Company and the Purchasers, both as to the making of such submission or communication and its form and content (without prejudice to the provisions of clause 3.2(H)), except that this shall not apply to submissions or material communications where it has been agreed (or the Competition Commission has requested) that the parties make separate submissions or representations provided that before making any such submission or material communication the maker, where not legally prohibited from doing so, shall first consult in good faith with (in the case of the Purchasers) the Company and (in the case of the Company) the Purchasers, shall supply a copy of any written submissions (if necessary to the external legal advisers of the party only) and shall take into account any representations made in respect of such proposed submission or material communication”;

(N)	a new clause 3.8A shall be added as follows:

“3.8A	If the Competition Commission (i) indicates in the Provisional Findings Report that the acquisition of the Company by the Purchasers may be expected to result in a substantial lessening of competition and (ii) despite the Company and the Purchasers having complied with their obligations under (respectively) sub-clause (B) and (H) of Clause 3.2, there ceases to be a reasonable prospect of agreeing Remedies that are commercially reasonable in the context of the Combined European Operation following Completion and which will result in satisfaction of the Competition Condition, the Sellers (acting by Seller Majority) may serve notice on the Purchasers, or the Purchasers may serve notice on the Sellers, to terminate this Agreement.”

(O)	in clause 3.11:

(i)	the word “or” shall be deleted from sub-paragraph (B):

(ii)	the comma at the end of sub-paragraph (C) shall be replaced with a semi-colon and the word “or” inserted after such semi-colon; and

(iii)	a new sub-paragraph (D) shall be added as follows:

“(D)	the Sellers or the Purchasers have served notice to terminate the Agreement pursuant to clause 3.8A.”

Conduct of business and actions to be taken before Completion

(P)	sub-clause 4.6(D) shall be deleted in its entirety and replaced by the following paragraph:

“(D)	any increase in the emoluments of any individual employee or category of employees of the Company where such increase is made in accordance with the normal practice of the Company and in line with market rates or is otherwise in accordance with the Retention Plan, and any other action taken by the Company in accordance with the Retention Plan, where the “Retention Plan” means the document setting out the Company’s retention plan in relation to employees as provided by the Company to the Purchasers prior to 15 July 2011 or any reasonable amendments thereto;”

(Q)	the following sub-clauses shall be added to clause 4.6:

“(E)	the dismissal of any employee not included on the list referred to in paragraph (D) of Part A of Schedule 7, for any reason, and the making of any offer to engage any other employee or consultant in order to replace that dismissed employee, and where that other employee or consultant has reasonably equivalent expertise to, and is offered remuneration reasonably consistent with the remuneration of, the dismissed employee;

(F)	the making of any offer to engage an employee or consultant in order to lead the Company’s market data strategy where the basic gross salary of that employee or consultant would not exceed £156,250 per annum and provided that the Company has consulted with the Chief Executive Officer of BATS Trading Limited prior to any such appointment;

(G)	the acquisition or disposal of any asset in relation to Information Technology for a consideration up to, or the making of any capital commitment in relation to Information Technology, which, together with all other amounts of such consideration or capital commitment incurred by the Company between 15 July 2011 and Completion, does not exceed the sum of £2,620,000 and which is materially consistent with the high level IT development plan delivered to the Purchasers prior to 15 July 2011;

(H)	(i) the undertaking of any commercially reasonable action which is related to the Company’s intention to seek to develop the capability to offer a platform for trading derivatives, including obtaining the necessary regulatory approvals, (ii) the performance of any of the obligations under or matters contemplated by the Russell Contract, including the possible launch and operation of any products or indices thereof and the branding of any such product or indices under the “CHERI” brand (or any other brand which the parties to the Russell Contract may reasonably think fit), and (iii) in general, undertaking any commercially reasonable activity which is intended to promote the success of the Company’s derivatives initiative;”

and sub-clauses (E) to (H) (inclusive) shall be re-numbered as sub-clauses (I) to (L) accordingly and new sub-clause (I) (formerly sub-clause (E)) shall be amended as follows:

(i)	the following words shall be added immediately after the words “including any rules or requirements” and before the words “of any regulatory authority”, “(including any Interim Undertakings)”; and

(ii)	the following words shall be added immediately after the words “compliance with any laws or any regulations or rules of a regulatory authority” and before the parenthesis, “and any Interim Undertakings”;

(R)	the following sub-clause shall be added to clause 4.9:

“(D)	Where the Company has undertaken any act listed in Part A of Schedule 7 in breach of clause 4.2 (or which would have been in breach of clause 4.2 but for the Purchasers having been required to give their consent or having been unable to reasonably withheld their consent to such action pursuant to the provisions of any Interim Undertakings), the Purchasers (if they have suffered loss or damage as a result) shall not be prevented from seeking damages by reason only of having (or being deemed to have) taken, omitted to take or consented to the taking of any action which they were obliged to take, to refrain from taking or to consent to pursuant to any Interim Undertakings and which in the absence of the Interim Undertakings it is not reasonably likely they would have taken, refrained from taking or consented to.”;

(S)	the following clause shall be added as a new clause 4.13:

“Neither the Company nor the Purchasers shall be obliged to take any steps in order to prepare for the integration of the business of the Company and the business of BATS Trading Limited (or any other member of the Purchaser’s Group) following Completion until the Provisional Findings Date. Unless the Agreement is terminated in accordance with clause 3.8A or otherwise, following the Provisional Findings Date and subject to the provisions of any Interim Undertakings, the Company and the Purchasers shall cooperate and shall use reasonable endeavours to prepare for such integration following Completion.”

and clause 4.13 shall be re-numbered as clause 4.14 accordingly;

(T)	Part A of Schedule 7 (Conduct of business before Completion) shall be amended as follows:

(i)	the figure “US$250,000” shall be replaced by the figure “£156,250” in paragraph (A):

(ii)	the words “in addition to any expenditure permitted under sub-clause 4.6(G).” shall be inserted at the beginning of paragraph (B) and immediately before the words “the making of any capital commitment”;

(iii)	the figure “US$250,000” shall be replaced by the figure “£156,250” in paragraph (B);

(iv)	the figure “US$100,000” shall be replaced by the figure “£93,750” in paragraph (C); and

(v)	paragraph (D) shall be deleted in its entirety and replaced by the following paragraph:

“(D)	any dismissal of any employee described as a “Category C employee” and who has been notified that their employment with the Purchasers’ Group will continue following Completion as named on the list of employees falling within this provision agreed by the Purchasers and the Company prior to 15 July 2011, other than for cause;”

(vi)	the figure “US$250,000” shall be replaced by the figure “£156,250” in paragraph (H):

(vii)	the figure “US$250,000” shall be replaced by the figure “£156,250” in paragraph (I);

(viii)	the word “and” shall be deleted from paragraph (Q)

(ix)	the following will be inserted as a new paragraph (R) and the existing paragraph (R) will be re-numbered as (S):

“(R)	any change to the Company’s hedging strategy as described to the Purchasers prior to the 15 July 2011; and”; and

(U)	in paragraph (H) of Part B of Schedule 7 (Conduct of business before Completion), the words “employment-related” shall be inserted before the word “licensing”;

Break fee and costs

(V)	the following clauses shall be added to Clause 21 (Costs and Expenses):

“21.4	If this Agreement is terminated as a result of either:

(A)	the Sellers or the Purchasers serving notice to terminate the Agreement pursuant to clause 3.8A;

(B)	the Purchasers serving notice to terminate the Agreement pursuant to clause 3.9 as a result of a Company Material Adverse Change having occurred, or being reasonably likely to occur, as a result of the Company’s Market Share having fallen to 12 per cent. or lower; or

(C)	the Competition Condition otherwise not being fulfilled by the Long Stop Date (or the Postponed Long Stop Date if applicable),

by way of compensation for costs, expenses and other liabilities incurred, the Purchasers will pay to the Company the aggregate of:

(i)	US$5,000,000; and

(ii)	any legal and other professional advisory costs and disbursements incurred by the Company acting reasonably in connection with the satisfaction of the Competition Condition or otherwise as a consequence of the OFT having referred the transaction to the Competition Commission, up to a maximum of US$2,000,000,

(the “Compensation Payment”).

21.5	The Purchasers shall make the Compensation Payment on the fifth Business Day following such termination of this Agreement and shall pay it to the Company by way of telegraphic transfer (using the CHAPS system) to the bank account notified by the Company to the Purchasers prior to such payment being made.

21.6	The parties intend and shall use all reasonable endeavours to secure that the Compensation Payment is not treated for VAT purposes as consideration for a taxable supply. If, however, the Compensation Payment is treated for VAT purposes in whole or part as consideration for a taxable supply by any Tax Authority in respect of which the Company is liable to account for VAT, then the Company shall issue a VAT invoice to the Purchasers and, to the extent that such VAT is recoverable by either of the Purchasers (or the representative member of the group of which they are a member for VAT purposes), the amount of the Compensation Payment (inclusive of amounts in respect of VAT) shall be increased by an amount equal to such VAT that is recoverable by the Purchasers (or the representative member of the group of which it is a member for VAT purposes).

21.7	The rights contained in clauses 21.4, 21.5 and 21.6 are in addition to and shall not prejudice any other right or remedy available to the Company or the Sellers under this Agreement or otherwise (including, without limitation, any right to damages), provided that payment of the Compensation Payment shall be taken into account in determining the loss suffered by the Company or the Sellers for the purposes of any damages claim.

21.8	The Purchasers shall bear and pay the costs of any third parties which are engaged by either the Purchaser’s Group or, with the prior written approval of the Purchasers, the Company in connection with the provision of any analysis of the relevant markets in the United States of America or any other jurisdiction for the purposes of assisting the satisfaction of the Competition Condition.”;

Earn-out period and governance arrangements

(W)	Schedule 8 (Earn-out Consideration) shall be amended as follows:
(i)	the words “30 June 2012” in paragraph 2 shall be replaced by the words “the end of the Earn-out Period”;

(ii)	the words “the first half of 2012” in paragraph 5 (which appear four times) shall, in each case, be replaced by the words “the Earn-out Period”;

(iii)	in paragraph 6:

(a)	the words “If an Outage occurs at any time between 1 January 2012 and 30 June 2012” (which appear twice) shall, in each case, be replaced by the words “If an Outage occurs at any time during the Earn-out Period”; and

(b)	in the definition of “Cumulative Achieved Average” and in sub- paragraphs (A) and (B), the words “1 January 2012” shall, in each case, be replaced by the words “the commencement of the Earn-out Period”;

(iv)	in sub-paragraph 7(A):

(a)	the words “30 June 2012” (which appear twice) shall, in each case, be replaced by the words “the end of the Earn-out Period”; and

(b)	the words “the first half of 2012” shall be replaced by the words “the Earn-out Period”;

(X)	Schedule 9 (Governance arrangements during the earn-out period) shall be amended as follows:

(i)	sub-paragraph 2(D) shall be replaced in its entirety by the words :

“undergoing any material rebranding from (and including) the “Cut-off Date” and to (and including) the last day of the Earn-out Period, where the “Cut-Off Date” is either:

(i)	if Completion takes place on or prior to 9 December, 31 March 2012; or

(ii)	if Completion takes place after 9 December, 30 April 2012.”; and

(ii)	the words “from January to May 2012” in paragraph 3 shall be replaced with the words “falling within the Earn-out Period (other than the final such month)”;

Consideration adjustments

(Y)	Clause 5.1 (A) shall be amended shall be amended by the replacement of the words “1,619,538 Consideration Shares” with the words “1,619,763 Consideration Shares”;

(Z)	Clause 5.1(B) shall be amended shall be amended by the replacement of the words “2,747,209 Consideration Shares” with the words “2,747,591 Consideration Shares”;

(AA)	Clause 5.1(C) shall be amended by the replacement of the words “US$14,901,192” with the words “US$6,546,020 and £5,223,276”;

(BB)	Paragraph 1(A) of Part B of Schedule 3 (Completion arrangements) shall be amended by the addition of the words “and in the currency specified in that column” at the end of the paragraph;

(CC)	the tables in Parts A, B and C of Schedule 1 shall be replaced in their entirety with the respective tables set out in the Appendix to this Amendment Agreement;

(DD)	sub-paragraph 1(C)(i) of Part B of Schedule 5 (Limitations on liability) shall be amended by the replacement of the figure of “US$64,487,845” with the figure “US$64,496,801”; and

(EE)	sub-paragraphs 1(C)(ii) and 1(C)(iii) of Part B of Schedule 5 (Limitations on liability) shall each be amended by the replacement of the figure of “US$278,992,864” with the figure “US$279,031,610”.

2. Miscellaneous

2.1	As soon as is reasonably practicable following the date of this Amendment Agreement, the Company will notify the Option holders in writing, and the Purchasers will notify the Class C Shareholders in writing, (in each case in terms agreed by the Company and the Purchasers) that (i) Completion is now subject to satisfaction of the Conditions as amended by this Amendment Agreement, and of the expected timetable, and that, as a result, the dates relevant for calculation of the Earn-out Consideration have changed as set out in this Amendment Agreement, (ii) the consideration payable per Option Share or C Share shall be US$8.3333 (and not US$8.3322 as per the original letters to Optionholders and C Shareholders), and (iii) the rate of exchange to be applied in respect of any consideration due to an Optionholder or Class C Shareholder (other than any consideration due pursuant to the earn-out) who has elected for payment in sterling will be the rate of £1:USD1.60 (and, for the avoidance of doubt, the rate of exchange applied to any earn-out consideration to which an Optionholder or Class C Shareholder becomes entitled shall be the spot rate of exchange for US Dollars into Sterling two Business Days prior to such payment as set out in the original letters to Optionholders and Class C Shareholders), such notifications to be on terms that, unless the Optionholder or Class C Shareholder (as the case may be) notifies the Company in writing within 14 days of the date of notification that they object to such amendments, the terms of the Optionholder Offer and the C Share Offer shall be regarded as amended accordingly.

2.2	Cross-references to clauses, sub-clauses, paragraphs and other sections of the Sale Agreement as amended by this Amendment Agreement shall be updated accordingly to reflect the provisions of this Amendment Agreement.

2.3	Save as amended by this Amendment Agreement, the Sale Agreement shall remain in full force and effect in all other respects (and, for the avoidance of doubt, to the extent that the Sale Agreement may have terminated (or have been deemed to have terminated) as a result of clause 3.11 of the Sale Agreement before the date on which this Amendment Agreement becomes effective, such termination shall be deemed not to have occurred and the agreement to have continued in full force and effect since 18 February 2011 (provided that, for the further avoidance of doubt, references in the Sale Agreement to the “date of this Agreement”, “date of this agreement” or to “the date hereof” shall continue to be references to 18 February 2011)). This Amendment Agreement is to be binding on the parties to it notwithstanding Clause 16 (Entire Agreement) of the Sale Agreement and the Sale Agreement and this Amendment Agreement shall henceforth be read and construed as one document.

2.4	The parties to this Amendment Agreement shall do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment Agreement.

2.5	This Amendment Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Amendment Agreement, but all the counterparts shall together constitute but one and the same instrument.

2.6	The provisions of clauses 1.2 (Interpretation), 19 (Announcements), 20 (Confidentiality), 23 (Invalidity), 24 (Contracts (Rights of Third Parties) Act 1999), 25 (Language), 26 (Choice of Governing Law), 27 (Jurisdiction) and 28 (Agent of Service) of the Sale Agreement shall apply to this Amendment Agreement as if set out herein.

Yours faithfully,

Signed by	)
)
)
Mark Hensley	)	/s/ Mark Hensley
For and on behalf of	)
BATS GLOBAL MARKETS, INC.	)

Signed by	)
)
Mark Hensley	)	/s/ Mark Hensley
For and on behalf of	)
OMICRON ACQUISITION CORP	)

AGREED and ACCEPTED

Signed by	)
)
)
Eva Sanchez	)	/s/ Eva Sanchez
For and on behalf of	)
CITADEL DERIVATIVES TRADING LIMITED	)

By: Citadel Advisors LLC, its Portfolio Manager

Signed by	)
R Rimann	)
Member of the Board of Directors	)

R Rimann	)	/s/ Alle Conte
For and on behalf of	)	Alle Conte
CREDIT SUISSE FINANCE (GUERNSEY) LIMITED	)	Member of the Board of Directors

Signed by	)
)
)
John L. Mueller	)	/s/ John L. Mueller
For and on behalf of	)
GETCO EUROPE LIMITED	)

Signed by	)
)
)
Fumiki Kondo	)	/s/ Fumiki Kondo
For and on behalf of	)
INSTINET HOLDINGS, INC.	)

Signed by	)
)
)
T. C. Martin	)	/s/ T. C. Martin
For and on behalf of	)
ML UK CAPITAL HOLDINGS	)

Signed by	)
)
)
)
For and on behalf of	)
MORGAN STANLEY & CO INTERNATIONAL	)
PLC

Signed by	)
)
)
/s/ Mr Emad Morrar	)
For and on behalf of	)	Mr Emad Morrar
NOMURA INTERNATIONAL PLC	)	Managing Director 15-07-2011

Signed by	)
)
)
E. J. M Duijn	)	/s/ E. J. M Duijn
For and on behalf of	)
OPTIVER HOLDING B.V.	)

Signed by	)
)
)
/s/ Philip Allison	)	/s/ Richard Hodgson
For and on behalf of	)
UBS AG LONDON BRANCH	)

Signed by	)
)
/s/ Aldwin Boers	)
Chief Financial Officer	)	/s/ M.C. Jongmans
For and on behalf of	)	M.C. Jongmans
ABN AMRO CLEARING BANK NV	)	Managing Director

Signed by	)
)
)
Christopher Anthony Teano	)	/s/ Christopher Anthony Teano
For and on behalf of	)
CITIGROUP FINANCIAL PRODUCTS INC	)

Signed by	)
)
)
Bruno Benoit	)	/s/ Bruno Benoit
For and on behalf of	)	Bruno Benoit
S G OPTION EUROPE, S.A.	)	SG Options Europe
Director
11/07/11

N. Brick		/s/ N. Brick

Signed by	)
)
)
D. P. Reynolds	)	/s/ D. P. Reynolds
For and on behalf of	)
BNP PUK HOLDING UNITED	)

Signed by	)
)
)
Mike Housden	)	/s/ Mike Housden
For and on behalf of	)
GOLDMAN SACHS STRATEGIC	)
INVESTMENTS (U.K.) LIMITED

Signed by	)
Peter Vorrath	)	/s/ Peter Vorrath
)
Yorck Schumacher	)	/s/ Yorck Schumacher
For and on behalf of	)
IAT INTERNATIONAL ALGORITHMIC	)
TRADING GMBH

Signed by	)
)
)
Robert A. Granieri	)	/s/ Robert A. Granieri
For and on behalf of	)
JANE STREET HOLDING, LLC	)

Signed by	)
)
)
)
For and on behalf of	)
CHI-X EUROPE LIMITED	)

Appendix

Revised tables for Schedule 1 of the Sale Agreement

Part A: Board Represented Sellers

[1]

In all cases other than Getco and Credit Suisse Finance (Guernsey) Limited, this number refers to voting shares of the common stock, par value $0.01, of BGM, and not to Non-Voting Common Shares. In the cases of Getco and Credit Suisse Finance (Guernsey) Limited only, the Consideration Shares issued to such Seller shall include that number of Non-Voting Common Shares as required to ensure that the percentage of the total outstanding shareholder votes in BGM held by such Seller (together with its Affiliates) is not increased upon Completion.

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Name of Seller	Registered address	Number and class of Shares owned	Amount of Initial Consideration (Number of Consideration Shares)[1]	Value of Consideration Shares to be received for Warranty purposes (as per clause 5.12)	Maximum aggregate liability under Se||er Warranties (US$)	Proportion of responsibility for a Claim under Seller Warranties (%)	Name and address of agent for service, if applicable
Citadel Derivatives Trading Limited	c/o Maples Corporate Services Limited PO Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands	1,899,761 “A” Ordinary Shares	261,770	$15,831,309	$3,957,827	5.28%	Citadel Investment Group (Europe) Limited, 120 London Wall, London EC2Y 5ET

TEL. 913.815.7000 | FAX. 913.815.7119 | 8050 MARSHALL DRIVE, SUITE 120 | LENEXA, KS 66214-1585 | BATSTRADING.COM

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Credit Suisse Finance (Guernsey) Limited	Helvetia Court South Esplanade PO Box 368 St Peter Port GY1 3YJ Guernsey	2,908,288 “A” Ordinary Shares	400,736	$24,235,684	$6,058,921	8.08%	Credit Suisse Securities (Europe) Limited, 1 Cabot Square London E14 4QJ United Kingdom Fax No: +44 20 7888 6151 For the attention of: Julian Corner
GETCO Europe Limited	Getco Europe Vintners Place 2nd floor 68 Upper Thames Street London EC4V 3BJ	5,059,489 “A” Ordinary Shares,	697,153	$42,162,322	$10,540,580	14.05%	Not applicable

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Instinet Holdings, Inc.	1095 Avenue of the Americas New York NY 10036 USA	12,238,111 “A” Ordinary Shares	1,686,303	$101,984,049	$25,496,012	33.99%	Instinet Europe Limited 26th Floor 25 Canada Square, London E14 5LQ Attn: Head of Legal
ML UK Capital Holdings	Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ	2,908,195 “A” Ordinary Shares	400,723	$24,234,909	$6,058,727	8.08%	Not applicable
Morgan Stanley & Co International plc	25 Cabot Square Canary Wharf London E14 4QA	1,898,243 “A” Ordinary Shares	261,561	$15,818,659	$3,954,665	5.27%	Not applicable
Optiver Holding B.V.	Strawinskylaan 3095 Amsterdam 1077ZX The Netherlands	1,810,962 “A” Ordinary Shares	249,534	$15,091,319	$3,772,830	5.03%	Cheeswrights Notaries Public, 107 Bankside House, Leadenhall Street, London EC3A 4HA
UBS AG London Branch	1 Finsbury Avenue London EC2M 2PP	1,806,859 “A” Ordinary Shares	248,969	$15,057,127	$3,764,282	5.02%	Not applicable

Part B - Independent Share Receiving Sellers

Part B(i) - Independent Share Receiving Seller who is a Warranting Seller

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Name of Seller	Registered address	Number and class of Shares owned	Amount of Initial Consideration (Number of Consideration Shares)	Value of Consideration Shares to be received for Warranty purposes (as per clause 5.12)	Maximum aggregate liability under Seller Warranties (US$)	Proportion of responsibility for a Claim under Seller Warranties (%)	Name and address of agent for service, if applicable
ABN AMRO Clearing Bank NV	Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands.	428,620 “A” Ordinary Shares	59,060	$3,571,826	$892,956	1.19%	ABN AMRO Clearing Bank N.V., London Branch, 5 Aldermanbury Square, London, EC2V 7HR

Part B(ii) - Independent Non-Warranting Share Receiving Sellers

(1)	(2)	(3)	(4)	(5)	(6)
Name of Seller	Registered address	Number and class of Shares owned	Amount of Initial Consideration (Number of Consideration Shares)	Value of Consideration Shares to be received for Warranty purposes (as per clause 5.12)	Name and address of agent for service, if applicable
Citigroup Financial Products Inc	1209 Orange Street Wilmington DE 19801 USA	467,483 “A” Ordinary Shares	64,415	$3,895,684	Citigroup Centre 33 Canada Square Canary Wharf London E14 5LB Fax No: +44 (0) 20 7986 1185 FAO: Jack Vensel or the Head of Electronic Trading EMEA
Nomura International plc	Nomura House 1 St Martins-le-Grand London EC1A 4NP	82,422 “A” Ordinary Shares	11,357	$686,849	Not applicable
S G Option Europe, S.A.	Tour Societe Generale 17 Cours Valmy Paris-La Defense 92987 France	187,034 “A” Ordinary Shares	25,772	$1,558,613	Mark NIMMO Tower Hill SG London Branch 41 Tower Hill EC3N 4SG London

Part C: Cash Sellers

(1)	(2)	(3)	(4)		(5)
Name of Seller	Registered address	Number and class of Shares owned	Amount of Initial Consideration		Name and address of agent for service, if applicable
BNP PUK Holding Limited	10 Harewood Avenue London NW1 6AA	669,221 “A” Ordinary Shares		£3,485,519	Not applicable

Goldman Sachs Strategic Investments (U.K.) Limited	Peterborough Court 133 Fleet Street London EC4A 2BB	187,034 “A” Ordinary Shares	US$	1,558,613	Not applicable

IAT International Algorithmic Trading GmbH	Am Knick 8 22113 Oststeinbek Germany	333,650 “A” Ordinary Shares		£1,737,757	The London Law Agency Limited The Old Exchange 12 Compton Road Wimbledon London SW19 7QD United Kingdom

Jane Street Holding, LLC	1 New York Plaza New York NY 10004 USA	598,490 “A” Ordinary Shares	US$	4,987,406	10 Chiswell Street London EC1Y 4UQ